Exhibit 10.13

Weihui Rural Living Environment Improvement

Contract (Phase I)

Road Sweeping and Sanitation Services Contract

Principal: Rural Work Office of Weihui City Municipal Party Committee

Contractor: Reed (Xinxiang) Road Incorporation Limited

Terms and forms of Weihui Rural Living Environment Improvement Contract

Road Sweeping and Sanitation Services Contract – Phase I

Employer (full name): Rural Work Office of Weihui City Municipal Party Committee (“Party A”)

Contractor (full name): Reed (Xinxiang) Road Incorporation Limited (“Party B”)

In order to speed up the construction of beautiful countryside by making further improvement in environment health and rural living environment of Weihui, Party A, after negotiation with Party B, decides to entrust Party B with cleaning and collection of daily rubbish in rural areas and roads in Weihui except for national and provincial highways, and Party B shall make demonstrations for Party B’s work and set up a standardized and efficient “Rural-Urban Environmental Sanitary Integration” operation mode. In order to protect interests of both Parties, Party A and Party B have entered into the following operation contract after negotiation:

I. Scope of Services

The 1st bid section: 4 townships (towns) in the eastern area: Houhe Town, Liyuantun Town, Shanglecun Town, Pangzhai Township. These 4 towns include 116 administrative villages covering 160,162 people.

II. Quality Standards

(I) Standards and requirements for sanitation workers:

1. Work hours: 7:00-18:00 (in Summer); 7:30-18:30 (in Winter).

2. Sanitation uniforms must be worn during work to make sure standardized cleaning. Sanitation workers should patrol, observe and clean frequently without gathering together, chatting, sitting still, leaving positions and coming late or leaving early.

(II) Sanitation quality standards

1. No rubbish exposed. Rubbish in villages, road sides, wall sides and public areas should be cleaned timely to make sure no scattered rubbish on road sides of villages and no white rubbish and leaking rubbish exposed to the eyes. Daily rubbish should be completely put inside dustbins without being exposed outside.

2. No casual posters and paintings on the wall. Advertisements, useless slogans and publicity paintings on buildings, walls and telegraph poles should be cleaned up to keep clean and orderly.

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3. Daily sewage alongside village roads should be cleaned up timely to prevent sewage from flowing through the road.

4. No rubbish is allowed in public areas. Public village areas and public green belts should be clean and orderly without faeces and weeds. Public village areas should have no excrement of livestock.

5. Dustbins should be clean on the surface without rubbish scattered around.

6. Emergency guarantee: Emergency sanitation leading groups and emergency assistance teams should be set up and standby vehicles should be prepared for each area to make sure both related personnel and equipment could be in place timely in case of emergency situation.

(III) Personnel, vehicles and rubbish containers

1. The existing sanitation workers of Party A (List of Staff should be attached) should be all accepted by Party B after the winning of the bid and Party A shall take no more responsibilities for them. Party B must sign an employment contract with sanitation workers and purchase personal accident insurance and other insurances for those workers. Their wage should be no lower than the minimum wage of Xinxiang worker.

2. Party A’s existing sanitation vehicles which have completed formalities and can work normally being in a good status should all be rented by Party B during the term of the Contract (the rent should be subject to the assessing price provided by the third party). Party B shall be responsible for repair and maintenance of those vehicles during the rental period and return those physical rental vehicles to Party A after the expiration of the Contract (or when vehicles are legally too old to use). (Vehicle Handover List should be attached)

3. Party B should make sure vehicles are clean and intact with regular maintenance; no rubbish should be sprinkled, discharged or thrown casually during collection or transportation and rush hours should be avoided as much as possible; rubbish in sanitation vehicles should be cleaned up after work; Party B should supply vehicles and other mechanical equipment according to requirements of bidding documents and bidding commitment. Any vehicle damaged should be replaced timely in case of influence on sweeping and cleaning work.

4. If Party B uses existing rubbish containers (dustbin, rubbish transfer bin, etc.) of Party A, party B should continue to do the normal maintenance work and return them to Party A as material objects after the expiration of the Contract (or whenever they are too old to use).

(IV) Sanitation standards of operation vehicles and dustbin, and rubbish cleaning and collection standards:

1. Regular cleaning should be made to operation vehicles and dustbins, and rubbish should be cleaned up timely to make sure wherever the operation vehicle goes, the place is clean.

2. Operation vehicles should be cleaned up without any dirt, filth on the surface. The mark on vehicles should be striking. The vehicle should be closed up tightly in case of any sprinkle, leakage or throwing situation.

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3. Operation vehicles should transport rubbish to rubbish transfer station or landfill as scheduled, and casual discharging is not allowed.

4. The capacity of rubbish collection vehicles should be 8 tons and above, and that of watering vehicle should be 5 tons and above. Management vehicles should be provided.

III. Rights and Obligations of Party A

1. Party A should assist Party B in placing dustbins where is convenient for residents to throw and convenient for vehicles to clean and transport. Party A should also be responsible for sanitation publicity and supervision work, and advocate residents to consciously throw rubbish into dustbin without pouring sewage, hot ashes, muck, and construction wastes in case of damages to dustbins.

2. Party A should coordinate with government of town and assist Party B in employing sanitation workers, drivers, loader and management personnel.

3. Party A should be responsible for establishment of management leadership team for the project to take in charge of supervising and managing the project, assisting Party B in settling civil disputes and other problems occurred during normal work, and supervising and inspecting sweeping and clean-keeping of roads as well as cleaning and collection of daily rubbish. Party A should formulate Marketized Method for Sanitation Assessment of Rural Living Environment in Weihui in accordance with service standards agreed by and between both Parties. A regular test or assessment should be carried out, and 2% of service fees should be assessed as bonus or penalties. Meanwhile, a report system related to service fees of the month should be started, and the punishment system should be carried out as required by assessment method.

4. Party A shall be responsible for coordination work before take-over by Party B, and Party B shall be responsible for cleaning responsible areas, road sides, “four heaps” (including straw heap, mound, construction rubbish and dunghill) in countryside areas and accumulated rubbish.

5. Party A shall assist Party B in settling civil disputes arisen between stores along the street, village residents and sanitation workers.

6. If Party A needs Party B to be responsible for sanitation outside the service areas, Party A should make corresponding payment based on actual workload.

7. Party A should assist Party B in finding an applicable office (where water, electricity, roads, network are available to use), dormitory, storehouse and parking area as appropriate. The cost should be bore by party B. Vehicle parking site and water source for watering vehicles should be prepared around Project Affair Office in town, which should be settled by Party B with assistance from Party A.

8. Party A shall make timely payments for relevant services as scheduled. If there is any conflict or dispute caused by delayed payment of wages by Party B due to delayed payment of Party A, Party A should be held liable.

9. If there is any large event such as traditional market or assembly, Party B shall be responsible for rubbish cleaning and road sanitation.

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10. After dustbins supplied by Party B have been in place, Party A should assist in distribution of dustbins to villages, Party B should strengthen supervision, and the risk of normal wear, loss, damage of sanitation dustbins should be taken by Party B. Party A shall assist Party B in publicity of protection to sanitation facilities.

11. Party A shall set up a hundred-point assessment system according to sanitation standards and requirements and supervise Party B’s work. There should be daily supervision records and regular assessment, and assessment results should be related to sanitation fees (see assessment standards for details). Any delayed cleaning of rubbish or other mistakes at work should be confirmed by taking photos, and corresponding sanitation fees should be deducted according to assessment standards.

IV. Rights and Obligations of Party B

(I) Obligations of Party B

1. Party B shall be responsible for road sanitation work of responsible areas as well as sanitation and rubbish cleaning work in countryside areas.

2. There should be 4,500 (240L mounted) dustbins supplied for roads and villages.

3. Based on high standard and strict management principle, the company should establish and utilize intelligent management platform for supply of 12 rubbish collection vehicles, 4 watering vehicles, 14 drivers, 12 loaders for aforesaid two kinds of vehicles, and 5 management vehicles.

4. Village sanitation: 520 sanitation workers and 21 administrators should be equipped. (Low-income group should be given priority over employment if they are qualified for the position.)

5. Party B shall be responsible for wages, labor security and other welfare, insurance, purchase and distribution of uniforms and labor tools related to Party B’s management personnel, cleaning drivers, loaders, sanitation workers and other personnel.

6. Party B shall be responsible for safety education work. Industrial accidents or accidental injuries occurred during work should be assumed by Party B.

7. Party B shall pay tax.

8. Party B is responsible for establishing a perfect operation and management system, and shall formulate related management, assessment systems based on operation standards and operation procedures of various positions, and set up an information management system. Positioning devices should be complete for “timely” vehicle management, “informed” rubbish cleaning and collection, and “networked” personnel assessment to improve management level and work efficiency.

9. Party B should obey the management and supervision of Party A and participate in sanitation inspection assessment. In addition, Party B must:

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(1) Provide full support for living environment inspection assessment performed by municipal or county government and make various preparations for coming inspection as scheduled by township office;

(2) Proactively deal with relations with management and residents of villages and make communication and coordination timely for any problem occurred;

(3) Sweep and clean all streets and alleyways inside responsible areas without any omission of road or house, and take immediate action to correct any situation mentioned above;

(4) Clean all daily rubbish produced at the day. Cleaning and collection of rubbish should be responsible by Party B.

10. The project may not be assigned in any way (including but not limited to whole or partial share transfer, introduction of third party, etc.).

(II) Rights of Party B

1. Party B shall be fully responsible for employment of administrators and operation personnel and their management, as well as assessment management and rewards and punishment of operation personnel.

2. Party B has right to require Party A to pay service fees timely in accordance with the Contract.

3. If the normal process of sanitation service task is affected due to delayed payment for service fees from Party A, Party B has right to require Party A to bear all losses.

V. Service fees

Weihui rural living environment (the 1st bid section) marketized sanitation service project is 11,190,719.00 yuan per year in total with a service duration of 3 years.

(I) Service fee is determined based on requirements of Party A and current wages, insurance, labor security and welfare, current market price of fuel used for sanitation vehicles and transportation distance of daily rubbish as well as population and daily rubbish quantity produced.

Price changes of project worker wages, insurance, labor security and welfare and materials used as well as changes of transportation distance of daily rubbish arise from adjustment of relevant policies or changes of market price should be settled by both Parties through negotiation (changes not greater than 5% are not made). Operation vehicles, equipment standards and model supplied by Party B should start working after acceptance and approval by Party A. Otherwise any loss caused hereby should be Party B’s responsibility.

(II) If data provided by Party A has great difference with actual data, the actual data should be subjected after confirmation by both Parties and Party A shall bear all losses of Party B caused hereby. A supplemental agreement should be signed by and between both Parties for data change and the supplemental agreement shall have the same legal effect as the Contract.

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VI. Payment

After management personnel and vehicles of Party B is in place and start operation for three months since the date of commencement of operation, Party B should submit materials for acceptance application, and Party A shall assess rubbish cleaning and collection operation service situation of Party B in the previous quarter and make acceptance within 10 working days, and shall also confirm that Party B has already paid wages to sanitation workers (through officially sealed payroll and relevant certification). After the quarterly cleaning and collection operation service fees have been finally settled by both Parties, Party A shall report the payment to financial department and the payment should be settled within 10 working days.

VII. Period of Validity of the Contract

The Contract should be effective from September 5, 2018 to September 4, 2019. Party A should carry out an assessment to Party B every year to determine whether to renew the Contract or not based on the assessment results.

VIII. Termination of the Contract

The Contract may be terminated if the following situations occurred.

(I) Daily assessment should be carried out by the tenderee to the bidder through assessment report submitted by the bidder every month. If the assessment score is not higher than 80 for three times or above per year (every 12 months should be deemed as a year after signing the Contract), the Contract may be terminated.

(II) If the assessment score is lower than 65 for one time, the Contract may be terminated.

(III) If an important event is adversely affected due to irresponsible cleaning or collection, Party A has right to terminate the Contract and any loss caused hereby should be borne by Party B.

IX. Settlement of Dispute

Any matter not covered in the Contract should be settled through negotiation between both Parties. Any dispute raised during the execution of the Contract should be settled through negotiation between both Parties or through mediation by related department; if the negotiation or mediation fail to work, legal proceedings should be initiated in front of any people’s court with appropriate jurisdiction according to laws.

X. Attachments

Attachments of the Contract include letter of authorization by legal representative, Marketized Method for Sanitation Assessment of Rural Living Environment in Weihui.

The Contract is made in six copies. Party A keeps 3 copies and Party B keeps 3 copies.

The Contract should be effective after it is signed and sealed by both Parties.

The Contract is signed in Weihui Xinxiang.

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XI. The supplemental contract has the same legal effect as this Contract.

Party A: Rural Work Office of Weihui City Municipal Party Committee (seal)

Legal representative or authorized representative: /s/ Guibin Liu

Party B: Reed (Xinxiang) Road Incorporation Limited (Seal)

Legal representative or authorized representative: /s/ Dongsheng Zhang

September 5, 2018

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